                                                                  Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Strategic Allocation Series, Inc.:
   RiverSource Strategic Allocation Fund

We consent to the use of our report dated November 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                       /s/ KPMG LLP

Minneapolis, Minnesota
November 26, 2007